UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ALLIANCE HOLDINGS GP, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	03-0573898
(State of incorporation or organization)	(IRS Employer Identification No.)

1717 South Boulder Avenue

Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☑

Securities Act registration statement file number to which this form relates: 333-129883 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Units representing limited partner interests

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of common units representing limited partner interests in Alliance Holdings GP, L.P. (the “Registrant”) is set forth under the captions “Prospectus Summary,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Description of Our Common Units,” “Description of Our Partnership Agreement” and “Material Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-129883) (the “Form S-1 Registration Statement”), initially filed with the Securities and Exchange Commission on November 22, 2005. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1.	Registrant’s Form S-1 Registration Statement, as amended (Registration No. 333-129883), initially filed with the Securities and Exchange Commission on November 22, 2005 (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement, filed with the Securities and Exchange Commission on November 22, 2005).

3.	Amended and Restated of Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

4.	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement, filed with the Securities and Exchange Commission on March 28, 2005).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALLIANCE HOLDINGS GP, L.P.

By:	ALLIANCE GP, LLC,
its General Partner

	By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President, Chief Executive Officer and Chairman of the Board

Date: May 1, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Registrant’s Form S-1 Registration Statement, as amended (Registration No. 333-129883), initially filed with the Securities and Exchange Commission on November 22, 2005 (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the
Form S-1 Registration Statement, filed with the Securities and Exchange Commission on November 22, 2005).

3.	Amended and Restated of Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

4.	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement, filed with the Securities and Exchange Commission on March 28, 2005).